UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Merritt 7
Norwalk, Connecticut, 06851-1056
(Address of principal executive offices)
(203)
849-5216
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	XRX	NASDAQ Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation		Xerox Corporation

Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Xerox Holdings Corporation	☐	Xerox Corporation	☐

Item 5.02.	Compensatory Arrangements of Certain Officers.
On November 13, 2025, Xerox Holdings Corporation (“Xerox Holdings”) and Xerox Corporation (“Xerox Corp” and, together with Xerox Holdings, “Xerox”) announced the appointment of Chuck Butler to serve as its new Chief Financial Officer, effective as of December 3, 2025.
In connection with his promotion, Xerox has determined to increase Mr. Butler’s annual base salary from $500,000 to $550,000 and to increase his target annual bonus under the Xerox Holdings Management Incentive Plan from 80% to 100% of base salary. Mr. Butler will also be eligible to receive a long-term incentive (“LTI”) award in the 2026 annual cycle, with a target grant date fair value of $2 million, and be eligible for additional LTI awards in future years subject to approval by the Compensation and Human Capital Committee of the Board of Directors of Xerox Holdings. In addition, Mr. Butler will be eligible to receive a monthly housing allowance for 12 months (not to exceed $70,000) and will continue to be eligible to participate in Xerox’s benefit plans and be eligible for executive financial planning assistance and other executive benefit programs.
Mr. Butler will be eligible to enter into a change in control severance letter agreement (the “Change in Control Severance Agreement”) with Xerox Holdings, pursuant to which if a “change in control” (as defined in the Change in Control Severance Agreement) occurs prior to December 31, 2026, and if Mr. Butler’s employment is terminated by Xerox without “cause” (as defined in the Change in Control Severance Agreement) or by him for “good reason” (as defined in the Change in Control Severance Agreement) within 24 months following such change in control or, in certain circumstances, during the pendency of a “potential change in control” (as defined in the Change in Control Severance Agreement), subject to his execution and non-revocation
of a general release of claims in favor of Xerox, Mr. Butler will be entitled to (i) a lump sum cash payment equal to two times the sum of (A) the greater of (x) the annual rate of base salary in effect on the date that notice of termination is given and (y) the annual rate of base salary in effect immediately prior to the change in control, and (B) the greater of (x) the annual target bonus applicable to Mr. Butler for the year in which the notice of termination is given and (y) the annual target bonus applicable to Mr. Butler for the year in which the change in control occurs, and (ii) subject to Mr. Butler’s election of COBRA continuation coverage under Xerox’s group health plans, continued medical, dental and vision coverage at active employee rates for up to 18 months.
Mr. Butler may also be eligible for severance benefits under Xerox’s Officer Severance Program, which was filed with the Securities and Exchange Commission as Exhibit 10(a) to Xerox’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2022 in connection with a termination that is not within 24 months following a change in control or during the pendency of a “potential change in control”.
The foregoing description of the Change in Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Severance Agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form
8-K
filed on January 5, 2024 and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

By:	/s/ Flor M. Colón
Name:	Flor M. Colón
Title:	Secretary
Date: December 9, 2025

XEROX CORPORATION

By:	/s/ Flor M. Colón
Name:	Flor M. Colón
Title:	Secretary
Date: December 9, 2025